Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112384) pertaining to the Piper Jaffray Companies Retirement Plan of our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the Piper Jaffray Companies Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 27, 2013